Exhibit 1.01

Allegion plc
Conflict Minerals Report
For the reporting period from January 1 to December 31, 2014

Introduction
Allegion plc ("Allegion," "we," "us" or "the Company") is a leading global provider of security products and solutions that keep people safe, secure and productive. We make the world safer as a company of experts, securing the places where people thrive and we create peace of mind by pioneering safety and security. We offer an extensive and versatile portfolio of mechanical and electronic security products across a range of market-leading brands. We manufacture and contract to manufacture products that contain tin, tantalum, tungsten and/or gold (the “Conflict Minerals”) and such Conflict Minerals are necessary to the functionality or production of certain of our products. We have prepared this report to satisfy the requirements of Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended.
As a purchaser, we are many layers removed from the mining of the Conflict Minerals and we do not directly purchase raw ore or unrefined Conflict Minerals. We rely on collaboration with our supplier base by building awareness, providing training and support in order to identify the downstream supply chain and the originating smelter(s)/refiner(s) for the Conflict Minerals that ultimately are found in our products.
This effort is both challenging and demanding, as many of our suppliers are private entities who are not directly affected by the rule, and many times do not have the resources to comply with the requests. Furthermore, our suppliers have their own supply chains and need to collaborate with their own downstream suppliers in order provide transparency of the end-to-end supply chain and to identify the smelter(s)/refiner(s).
We conducted a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals by utilizing the conflict minerals reporting template (“CMRT”) developed by the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”). We also performed due diligence work on the source and chain of custody of its Conflict Minerals using the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD”), an internationally recognized due diligence framework. We primarily rely on the conflict-free smelter program designed and managed by the Conflict-Free Sourcing Initiative (“CFSI”) to conduct our risk assessment.
Determination
We were unable to determine that all of the Conflict Minerals contained in our products do not originate from the Democratic Republic of the Congo and surrounding countries (“Covered Countries”) due to, among other things, the following:

a.
A number of our suppliers identified smelters/refiners that do not participate in the Conflict-Free Smelter Program (“CFSP”) or a similar program and other suppliers failed to identify any smelter/refiner in their responses to us. Furthermore, we were unable to obtain responses from all of our suppliers and other suppliers provided incomplete or inconsistent data.

b.
Many of our suppliers submitted responses that were declared on a company-wide basis (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained Conflict Minerals) and not specific to the materials supplied to Allegion. Therefore, in combination with multiple layers in our supply chain, we believe that these declarations might include smelters and refiners that do not provide the Conflict Minerals that are in our products.

c.
Certain of the gold we use in our products is acquired through the Shanghai Gold Exchange (“SGE”). SGE accounts for 15% to 20% of all the gold used for commercial purposes and the vast majority of the gold sold worldwide is comingled at the SGE. SGE does not release or keep records of where its gold is sourced. Due to lack of ‘source of origin’ transparency, any material that is purchased through the SGE is untraceable to a smelter, refiner, or processor of origin.

As a result, we do not have sufficient information to conclusively determine the country of origin of all of the Conflict Minerals in our products and, if such Conflict Minerals did originate in the Covered Countries, whether such Conflict Minerals were from recycled or scrap sources or were from other conflict free sources.

Due Diligence
Design
Our conflict minerals program is designed to conform to the internationally recognizable standards of OECD. The framework includes standard operating procedures, supplier risk segmentation, due diligence process for RCOI and escalation, training and communication, as well as, an external and internal website containing Allegion’s Conflict Minerals’ policy with information about the regulation and email contact information.
We collaborated with our internal audit function and engaged a third party regulatory compliance consulting firm to perform a gap-analysis of the program in order to verify conformance with the OECD framework and standards.
Due Diligence Process
We performed the RCOI by identifying our medium and high risk Conflict Mineral suppliers (“Significant Suppliers”) through risk assessment by collaborating with commodity subject matter experts. We requested that the Significant Suppliers complete the CMRT declaration form. In addition, we sought to educate our supply chain by providing our Conflict Mineral Policy, information about the Conflict Mineral regulations, instructions to complete the CMRT, and a link to Allegion’s external Conflict Minerals website to our suppliers. We also established an escalation process for those Significant Suppliers who failed to timely complete and return the CMRT or who provided incomplete or inconsistent responses.
For 2014, we surveyed 660 Significant Suppliers. Of these, 331 responded for a total response rate of 50.2%.
Of the 331 Significant Suppliers who responded:

▪	220 suppliers responded ‘NO’ - DO NOT provide Conflict Minerals to Allegion

▪	96 suppliers responded ‘YES’ - DO provide Conflict Minerals to Allegion

•	68 suppliers identified smelters/refiners

•	28 suppliers did not identify any smelters/refiners

▪	15 suppliers responded by providing “form” Conflict Minerals letters with no declarations or substantive information
Each CMRT was reviewed for completion and accuracy. The smelter information provided by the suppliers was validated using the most recent smelter and refinery validation list. Before the validation, the lists were reviewed to:

▪	Convert old smelter identification number (“CID”) to new CID;

▪	Remove duplicates and non-actionable submissions;

▪	Identify the CID based on the mineral, name, location;

▪	Remove any entries that don’t meet the CFSI definition of a smelter or refiner; and

▪	Correct misspelled smelters/refiners.
The list was reviewed to identify smelters/refiners that were participating in the CFSP while a risk based assessment was also performed on the remaining smelters/refiners in order to determine which suppliers posed increased risks in the supply chain. This risk assessment and further investigation consisted of, among other things:

▪	Reviews of Dun and Bradstreet reports;

▪	Checks of the Department of Commerce Conflict Mineral processing facilities;

▪	Verification of country of origin risk as listed in the CFSP Audit Procedure; and

▪	Internet searches.
We followed up with suppliers that we deemed high risk in order to educate them on Conflict Minerals and to assist them in understanding their risk level, and the future implications that this continued risk could have on their customers’ Conflict Minerals programs.
Furthermore, as we purchase goods, materials or products from new suppliers, we conduct a risk assessment of these new suppliers to determine whether we would consider these new suppliers to be Significant Suppliers. Based on this assessment, we then engage the new suppliers that we deem to be Significant Suppliers to educate them on Conflict Minerals generally and our Conflict Minerals program and also request that they complete and return the CMRT to us.
Based on the due diligence process described above and the information provided by our suppliers, we believe, to the extent reasonably determinable by us, that the facilities used to process the Conflict Minerals in our products or the other sources of the Conflict Minerals in our products consist of the following 305 entities, which are all listed in the Reported Entities section of this report and that we have categorized as follows:

▪	279 Smelters/Refiners

◦	258 were listed in the CFSI smelter directory with valid CID (as of April 29, 2015)

•	139 were certified ‘Conflict Free’ or with certification of re-audit in progress

•	39 were on the active list (awaiting CFSP/LBMA audit)

•	80 were non CFSP participating

•	One (1) Level 2 country[1] (South Africa)

•	All other Level 1 countries[1]

◦	None of the Smelters/Refiners were located in the Covered Countries

▪	15 Recycling Facilities

▪	10 Mines

◦	One (1) Level 2 country (Mozambique).

▪	1 Exchange (Shanghai Gold Exchange)
Independent Private Sector Audit
We did not obtain an independent private sector audit of this Conflict Minerals Report.
Future Initiatives
We plan to execute a number of initiatives to enhance our Conflict Minerals program, such as:

▪	Continued education and training both for our Company and also our supply chain;

▪	Provide information about industry initiatives through Allegion’s Conflict Minerals website;

▪	Perform a pre-audit review of the Allegion Conflict Minerals program;

▪	Continue to partner with industry groups and subject matter experts to define and improve best practices and build leverage over our supply chain;

▪	Continued engagement with our suppliers to obtain current, accurate and complete information from them and their downstream supply chain; and

▪
Engagement directly (or indirectly through suppliers) with smelters sourcing from the Covered Counties to encourage such smelters to become conflict free certified by the CFSP or other independent third-party audit program.

Due Diligence Determination
Due Diligence Determination
After performing the due diligence described above, we are unable to determine that all of the Conflict Minerals contained in the products described below did not originate from the Covered Countries. For the reasons stated in this report, we also do not have sufficient information to conclusively determine the country of origin of all of the Conflict Minerals in our products described below and, if such Conflict Minerals did originate in the Covered Countries, whether such Conflict Minerals were from recycled or scrap sources or were from other conflict free sources.
We have provided this information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to provide us with complete information, may affect our future determinations under the Rule.

_________________
1 A “Level 1 Country (L1)” includes countries with known active production that are not identified as conflict regions or plausible smuggling routes of conflict minerals.
A “Level 2 Country (L2)” includes countries with known or plausible smuggling routes, export out of Level 3 countries, or transit of conflict minerals (incl. Kenya, Mozambique, and South Africa).
A “Level 3 Country (L3)” refers to the Democratic Republic of the Congo (DRC) and its nine adjoining countries as outlined in Section 1502 of the Dodd Frank Act, commonly referred to as covered countries (incl. Angola, Burundi, Central African Republic, DRC, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia)

Product Description
The following categories of electronic products manufactured or contracted to be manufactured by our Commercial and Residential businesses contain Conflict Minerals that are necessary to the functionality or production of such products:

▪	Locks

▪	Doors openers

▪	Exit devices

▪	Activation sensors

▪	Card readers

▪	Accessories

Reported Entities

Metal	Standard Smelter Names	Smelter Facility Location
Tungsten	A.L.M.T. Corp.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin	Alpha	UNITED STATES
Tin	American Iron and Metal	UNITED STATES
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	BAIYIN NON-FERROUS METAL GROUP CO., LTD.	CHINA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Tin	Befesa Aluminio, S.L.	SPAIN
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Tantalum	Cabot Corporation (Tanco Mine)	CANADA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Gold	Cheong Hing Refinery Works Limited	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	China Gold International	CHINA
Gold	China National Gold Group Corporation	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Gold	Colt Refining	UNITED STATES
Tin	Complejo Metalurgico Vinto S.A.	BOLIVIA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tin	Cooper Santa	BRAZIL

Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN
Tantalum	Duoluoshan	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Tin	Electroloy Metal Pte	SINGAPORE
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tin	Fenix Metals	POLAND
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tantalum	Fujian Nanping Minning Tantalum Mine Development Co.,	CHINA
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tantalum	Global Advance Metals Pty Ltd	AUSTRALIA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Gold	Great Wall Gold & Silver Refinery	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tin	Guangxi Non-Ferrous Metal Group Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tungsten	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tin	H.J. Enthoven & Sons	UNITED KINGDOM
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	Heimerle + Meule GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Tantalum	Innova Recycling	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tin	Jean Goldschmidt International	BELGIUM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Gold	Jinlong Copper Co Ltd	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	Johnson Matthey Refining and Recycling	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kanfort Industrial (Yantai)	CHINA
Gold	KAZ Minerals	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Gold	Kennecott Utah Copper LLC	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Tin	Kovohutì Pøíbram Nástupnická	CZECH REPUBLIC
Tin	Kupol Mine (Kinrosse Gold Corporation)	RUSSIAN FEDERATION
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	La Caridad (Southern Copper Corporation)	MEXICO
Gold	Lingbao Gold Company Limited	CHINA

Gold	Lingbao Jinyuan Mining Co. Ltd. Henan Lingbao	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Tin	Ma On Shuguang Smelting Plant	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tantalum	Marropino Mine (Noventa)	MOZAMBIQUE
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Tin	Mineração Taboca S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minsur	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tantalum	Mitsui Mining & Smelting	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Tin	Nathan Trotter & Co. Inc.	UNITED STATES
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin	Nghe Tin Nonferrous Metal	VIET NAM
Gold	Nihon Material Co. LTD	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	NIPPON FILLER METALS,LTD.	JAPAN
Tungsten	North American Tungsten Corporation Ltd.	CANADA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	O.M.MAUNFACTURING PHILIPPINES,INC	PHILIPPINES
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	PENGLAI PENGGANG GOLD INDUSTRY CO., LTD	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Tin	PT Alam Lestari Kencana	INDONESIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Singkep Times Utama	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Tantalum	QuantumClean	UNITED STATES
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Tin	Remondis Argentia	TAIWAN
Gold	Republic Metals Corporation	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Gold	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	TAIWAN
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Huangjin Group Co.,Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA

Gold	Shanghai Gold Exchange (SGE)	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tin	SIGMA	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais, Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Suzuki Kikinzoku Kako K.K.	JAPAN
Tantalum	Taki Chemicals	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tin	Tarutin Kester Co., Ltd.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex	UNITED STATES
Tin	Thaisarco	THAILAND
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Hutti Gold Mines Company Limted	INDIA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Tin	Tong Ding Metal Company. Ltd.	CHINA
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Tantalum	Ulba	KAZAKHSTAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Gold	Williams Gold Refining Company	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tin	Xianghualing Tin Industry Company	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Gold	Yunnan Copper Industry Co Ltd	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Gold	Zhaojin Mining Industry Co., Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Zhuzhou Smelter Group Company Limited	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA